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                                                                    Exhibit 99.1


[CBIZ LOGO] CENTURY BUSINESS SERVICES, INC.                        PRESS RELEASE




FOR IMMEDIATE RELEASE              CONTACT: DAN CLARK
                                            Vice President, Corporate Relations
                                            Cleveland, Ohio
                                            (216) 447-9000


             CENTURY BUSINESS SERVICES TO REPORT LOWER-THAN-EXPECTED
                            FOURTH-QUARTER EARNINGS

    CBIZ TERMINATES ENGAGEMENT WITH MERRILL LYNCH, FOCUSES ON INTEGRATION AND
                          GROWTH OF ITS CORE BUSINESS

                            PRESIDENT AND COO RESIGNS

Cleveland, Ohio (January 31, 2000)--Century Business Services, Inc. (NASDAQ:CBIZ) ("CBIZ") today reported that its fourth-quarter earnings will be significantly lower than the Company's budget and analysts' estimates. CBIZ will hold an investor conference call today, details of which are at the end of this release.

Preliminary indications are that gross profit (income from continuing core operations before corporate overhead, the previously announced integration and consolidation charge, interest, and goodwill amortization) will be in the range of $18 million to $21 million for the fourth quarter, versus the Company's budget of $36 million. Revenue for the fourth quarter will be approximately $137 million, down from the Company's budget of $150 million. EBITDA for the fourth quarter will be in the range of $10 million to $14 million for the quarter, down from the Company's budget of $30 million. After corporate overhead, interest, and accelerated goodwill amortization, and before the previously announced integration and consolidation charge and discontinued operations, this will result in earnings per share for the fourth quarter of between ($0.02) and $0.02 per share, compared with analysts' estimates of $0.12 to $0.14 per share.

The lower-than-expected revenue and income for the fourth quarter of 1999 appear to result largely from CBIZ's focus during the fourth quarter on exploring strategic alternatives, including the merger or sale of the Company (announced on October 5, 1999), which diverted senior management's attention from CBIZ core operations. The strategic search not only distracted management at the corporate level but also affected field operations, due to lack of certainty about their future and the future of CBIZ, as a vast majority of CBIZ's business unit leaders coast-to-coast hold substantial stakes in the Company. This was further complicated by the gradual decline in the Company's share price (due to market conditions for similarly situated companies) since the October 5 announcement, which caused business unit leaders further concern and affected their focus on operations.

With input from business unit leaders, CBIZ has decided to discontinue efforts directed toward exploring strategic alternatives through Merrill Lynch.


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6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131 - Phone (216)
                         447-9000 - Fax (216) 447-9007
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"We have decided to terminate the engagement of Merrill Lynch and refocus our attention on our core operations," stated Michael G. DeGroote, Chairman and CEO. "Though CBIZ may consider an alliance with a financial or strategic partner in the future, this will no longer be our immediate focus. Our corporate management and field leaders are positive that we can best enhance shareholder value at this time by restoring confidence after this temporary setback and by focusing on our core operations. CBIZ's Board and management team remain confident of the longer-term opportunities in this industry and of the Company's direction."

Despite the disappointing fourth-quarter 1999 results, CBIZ still anticipates generating between $95 million and $100 million in EBITDA for 1999 from continuing core operations (before the previously announced integration and consolidation charge), up from $73 million for 1998. The final fourth-quarter and year-end results will be announced at the close of market on February 29, after the year-end audit of the Company has been completed.

Effective immediately, President and Chief Operating Officer, Fred M. Winkler, has resigned to pursue other interests. CBIZ has appointed Jerome P. (Jerry) Grisko, Senior Vice President, Mergers & Acquisitions and Legal Affairs, as interim President of the Company until a new President and COO is found, a process that will start immediately. Before joining CBIZ in September 1998, Mr. Grisko was a partner at Baker & Hostetler, LLP, which he joined in 1987.

CBIZ has also appointed Eldon Walter as President of the Accounting and Tax Group, which is the largest division of the Company's Business Solutions segment. Mr. Walter was Vice President of this Group and a managing partner of the Company's largest accounting company, MHM Business Services, which merged with CBIZ in September 1998.

In light of the fourth-quarter setback, the Company is currently reviewing with each of its subsidiaries their year 2000 forecasts. This will likely result in a downward revision to the Company's internal EBITDA forecast.

Mr. DeGroote commented, "Even in difficult market conditions characterized by depressed stock prices, CBIZ has remained profitable with strong cash flows and has delivered attractive organic and overall growth and a strong balance sheet. In the near term, CBIZ will regain its focus on operating performance. While much work remains to be done, our management team and Board are absolutely committed to improving our financial performance and enhancing shareholder value."

CONFERENCE CALL
CBIZ WILL HOLD A CONFERENCE CALL to answer questions related to issues addressed in this release today, JANUARY 31, 2000, AT 10:30 A.M. (EST). To participate in the call, please dial 1-800-547-5079 several minutes before 10:30 a.m. (EST). If dialing from outside the United States, please dial 1-612-288-0340. If you are unable to participate in the call at the scheduled time, you may listen to a digitized replay by dialing 1-800-475-6701 (or 1-320-365-3844 if dialing from outside the United States). The replay will be available from 1:00 p.m. (EST) on January 31, 2000 through midnight, February 4, 2000. The access code for the replay is 499293.

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6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131 - Phone (216)
                         447-9000 - Fax (216) 447-9007
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Recently ranked the seventh-largest accounting company in the country by
Accounting Today, and one of the 100 fastest-growing companies in the nation by Fortune magazine, Century Business Services, Inc. is a leading provider of outsourced business services to small and medium-sized companies throughout the United States. The Company provides integrated services in the following areas: accounting, advisory, tax, and valuation; litigation advisory services; benefits administration and insurance; human resources and payroll; performance consulting; specialty insurance; and information technology through its CBIZ Interactive division. These services are provided throughout a network of more than 200 Company offices in 37 states, as well as through its subsidiary, Century Small Business Solutions, a franchisor of accounting services with more than 560 offices in 47 states. The Company services approximately 110,000 business clients, of which approximately 45,000 are serviced through the Century Small Business Solutions network. Management estimates that its clients employ more than 2.4 million employees, including 400,000 employed by clients of the Century Small Business Solutions network.

 Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to acquire and finance additional businesses; the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; the Company's ability to adequately estimate its liability reserves for its insurance businesses; the possibility of market reverses in its investment portfolios; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CBIZ, call our Investor Relations Office at
      (216) 447-9000 or visit our web site at www.cbiz.com. To receive CBIZ press releases via e-mail, please write to pressrelease@cbiz.com.

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